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                                                                      EX-99.8(i)

            FIRST AMENDMENT TO TARGET FUNDS PARTICIPATION AGREEMENT
               (FOR PRODUCTS SOLD THROUGH W&R DISTRIBUTION SYSTEM)

      THIS FIRST AMENDMENT (the "Amendment") is entered into this 4th day of June, 2004, by and among Minnesota Life Insurance Company ("Company") and Waddell & Reed, Inc. ("W&R"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Target Funds Participation Agreement, dated as of December 12, 2003 (the "Agreement"), by and among the Company (as defined herein) and W&R (as defined herein).

      WHEREAS, Company and W&R are parties to the Agreement; and

      WHEREAS, pursuant to Section 18 of the Agreement, Company and W&R desire to amend the Agreement upon the terms and conditions hereinafter set forth in this Amendment.

      NOW, THEREFORE, the parties agree as follows:

      1.    Paragraph (b) of Exhibit C is amended to read as follows:

            "(b) Each month, W&R shall calculate and pay to Company a fee that shall be equal to twenty-five (25) basis points, and on an annualized basis, of the average daily account value of the Aggregated Assets (including any seed money provided by Company or any of its affiliates). If any portion of the fee is attributable to 12b-1 fees, W&R may, at its option, pay such portion of the fee to the underwriter of the variable annuity contracts."

      IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

                                      MINNESOTA LIFE INSURANCE COMPANY

                                      By       /s/ Robert E Hunstad
                                               ---------------------------
                                      Its      Executive Vice President

                                      WADDELL & REED, INC.

                                      By       /s/ Thomas W. Butch
                                               ---------------------------
                                      Its      Executive Vice President